Exhibit 99.1

NEWS RELEASE
Company Contact:
Gastar Exploration Ltd.
Michael Gerlich, Vice President and CFO
713-739-1800 / mgerlich@gastar.com
Investor Relations Counsel:
Lisa Elliott / Anne Pearson
DRG&E : 713-529-6600
FOR IMMEDIATE RELEASE	lelliott@drg-e.com / apearson@drg-e.com

GASTAR EXPLORATION RESCHEDULES FOURTH QUARTER 2009 EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON, March 11, 2010 – Gastar Exploration Ltd. (NYSE Amex: GST) announced today that it will now release its fourth quarter 2009 results on Monday, March 15, after the market closes. The release is being delayed to provide additional time to determine the proper accounting treatment regarding foreign exchange transactions. In conjunction with the release, Gastar has rescheduled its conference call, which will now be broadcast live over the Internet at 11:00 a.m. Eastern Time on Tuesday, March 16.

What:	Gastar’s Fourth Quarter 2009 Earnings Conference Call

When:	Tuesday, March 16, 11:00 a.m. ET

How:	Live via phone by dialing 480-629-9722 and asking for the Gastar call at least 10 minutes prior to the start time, or live over the Internet by logging on to the web at the address below.

Where:	http://www.gastar.com. The webcast can be accessed from the investor relations home page.

For those who cannot listen to the live call, a telephonic replay will be available through March 23 and may be accessed by calling 303-590-3030, using pass code 4203583#. Also, an archive of the webcast will be available shortly after the call at www.gastar.com.

About Gastar Exploration

Gastar Exploration Ltd. is an exploration and production company focused on finding and developing natural gas assets in North America. The Company pursues a strategy combining deep natural gas exploration and development with lower risk CBM and shale resource development. The Company owns and operates exploration and development acreage in the deep Bossier gas play of East Texas and Marcellus Shale play in West Virginia and Pennsylvania. Gastar’s CBM activities are conducted within the Powder River Basin of Wyoming. For more information, visit our web site at www.gastar.com.

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